Exhibit 3.1.14

State of Delaware

Secretary of State

Division of Corporations

Delivered 01:17 PM 08/12/2003

FILED 01:10 PM 08/12/2003

SRV 030525507 - 3586693 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NORTHERN CONTACT, INC.

THE UNDERSIGNED, being all of the Directors of Northern Contact, Inc. (the “Corporation”), a corporation organized under the laws of the State of Delaware, for the purpose of amending the Corporation’s Certificate of Incorporation filed pursuant to Section 102 of the Delaware General Corporation Law, hereby certifies, pursuant to Section 241 and 103 of the Delaware General Corporation Law, as follows:

FIRST: The name of the corporation is Northern Contact, Inc.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 1, 2002.

THIRD: The amendment effected hereby was duly adopted by all the Directors of the Corporation in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

FOURTH: The Corporation has not received any payment for any shares of its stock.

FIFTH: The Certificate of Incorporation of the Corporation is hereby amended by changing the Article thereof numbered “4” to read as follows:

Article IV. Capital Stock

The total number of shares of stock which this corporation shall have authority to issue is One Hundred Thousand (100,000). All such shares are to be designated as Common Stock, par value One Cent ($.01) per share, and are to be of one class.

IN WITNESS WHEREOF, we have made and signed this Certificate of Amendment this 8 day of August, 2003 and affirm the statements contained herein are true under penalties of perjury.

/s/ Gary L. West
Gary L. West

/s/ Mary E. West
Mary E. West

/s/ Thomas B. Barker
Thomas B. Barker

CERTIFICATE OF INCORPORATION

OF

NORTHERN CONTACT, INC.

The undersigned, David G. Mussman certifies that he is the Incorporator of Northern Contact, Inc., a corporation organized and existing under the laws of the State of Delaware, and herby certifies as follows:

Article I. Name of Corporation

The name of the corporation is Northern Contact, Inc.

Article II. Registered Office; Registered Agent

The address of this corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

Article IV. Capital Stock

The total number of shares of stock which this corporation shall have authority to issue is Ten Thousand (10,000). All such shares are to be designated as Common Stock, par value One Cent ($.01) per share, and are to be of one class.

Article V. Board of Directors

Section 5.01 General.

The business and affairs of this corporation shall be managed by, or under the direction of, a Board of Directors comprised as set forth in this Article V.

Section 5.02 Number of Directors.

The number of directors of this corporation shall be as specified in the bylaws or fixed in the manner provided therein.

Section 5.03 Term of Office.

A director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Section 5.04 Election of Directors.

Elections of directors need not be by written ballot except and to the extent provided in the bylaws of this corporation.

Section 5.05 Removal of Directors.

At any meeting of stockholders with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of directors.

Section 5.06 Vacancies.

Any vacancy of the Board of Directors that results from an increase in the number of directors or from the prior death, resignation, retirement, disqualification or removal from office of a director shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders of this corporation if the Board of Directors has not filled the vacancy. Any director elected to fill a vacancy resulting from the prior death, resignation, retirement, disqualification or removal from office of a director shall have the same remaining term as that of his or her predecessor.

Section 5.07 Severability.

The invalidity or unenforceability of this Article V or any portion hereof, or of any action taken pursuant to this Article V, shall not affect the validity or enforceability of any other provision of this Certificate of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article V.

Article VI. Bylaws

The Board of Directors, by vote of a majority of the whole Board, shall have the power to adopt, amend or repeal the bylaws of this corporation, but any bylaw adopted by the Board may be amended or repealed by the stockholders.

Article VII. Meetings of Stockholders; Books of Corporation

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of this corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of this corporation.

Article VIII. Liability of Directors

A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability or a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of this corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Article IX. Compromise

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

Article X. Reservation of Rights

The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time may be added or inserted, in whatsoever nature conferred upon stockholders or directors by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article X.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Incorporation to be signed by its Incorporator this 25th day of October, 2002.

NORTHERN CONTACT, INC.

By:	/s/ David C. Mussman
David C. Mussman
Incorporator